Exhibit 99
- ----------
Mission West Properties
Description of 1994 Annual Report
Page 1


Description of Annual Report front cover: computer-modified photograph, covering the entire page, of a concrete tilt-up two-story building owned by the Company with palm trees and other landscaping in the foreground. Text consists of:

           MISSION WEST PROPERTIES
           ANNUAL REPORT 1994



Description of Annual Report inside front cover: repeat of photograph contained on front cover, covering 1/3 of the page. Text consists of the President's letter, as follows:

   TO OUR SHAREHOLDERS

   For the fiscal year ended November 30, 1994, the Company reported a net loss of $1,943,000, which compares to a net loss of $1,065,000 in the previous year. The fiscal 1994 results include significant nonrecurring items comprising a $5,200,000 provision for estimated losses on real estate, $1,500,000 in revenue from the settlement of a claim related to a profits interest in a property previously sold, and a $440,000 cumulative effect from a change in accounting for income taxes. The provision for estimated losses on real estate arose as a result of entering into an agreement in November 1994 to sell substantially all of the Company's real estate assets; the agreement was terminated by the purchaser in February 1995. This adjustment represented the difference between the carrying value of the real estate and the value of the proposed transaction.

   We continue to actively manage our real estate projects. By maintaining the properties in a quality condition and providing superior service to tenants, the properties remain attractive from a leasing, as well as an investment, perspective. During the year, we were successful in leasing or renewing approximately 180,000 square feet of commercial office and industrial space, or 22 percent of the portfolio, with minimal expenditures for refurbishments. Portfolio occupancy averaged 84 percent during the year.

   It appears as though the southern California economy is improving, although modestly. We are optimistic that this improvement, combined with our efforts, will translate into increased occupancy, higher rental rates, and ultimately into increases in the value of our real estate investments.

   In accordance with our objectives for the long-term, we will continue to consider strategies outside our normal activities. We have the option and ability to pursue certain strategic alternatives as a result of many factors, including the quality of our projects, our cash reserves, and our stable debt position. We will continue to refine property operations and continue toward our goal of enhancing shareholder value. We appreciate your continued support.

   Sincerely,

   J. Gregory Kasun
   President and Chief Executive Officer

Exhibit 99
- ----------
Mission West Properties
Description of 1994 Annual Report
Page 2


Contents of the annual report consist solely of the Form 10-K filed for the year ended November 30, 1994, previously filed with the Securities and Exchange Commission via EDGAR.



Description of Annual Report inside back cover: repeat of photograph contained on front cover, covering 1/3 of the page. Text consists of the following Company data:

   DIRECTORS                                       LEGAL COUNSEL

   Michael M. Earley                               Pillsbury Madison
   President & Chief Operating Officer,               & Sutro
   Triton Group Ltd.                               San Diego, California

   Mark G. Foletta                                 INDEPENDENT ACCOUNTANTS
   Senior Vice President &                         Price Waterhouse
   Chief Financial Officer                         San Diego, California
   Triton Group Ltd.
                                                   REGISTRAR/TRANSFER AGENT
   J. Gregory Kasun                                First Interstate Bank
   President &                                     Los Angeles, California
   Chief Executive Officer
   Mission West Properties                         SECURITIES TRADED
                                                   American Stock Exchange
   William E. Nelson                               Pacific Stock Exchange
   Chairman of the Board,                          Symbol:  MSW
   Scripps Bank                                    Newspaper Listing:  MissnW
   President &
   Chief Executive Officer,
   Scripps Institutions of
   Medicine and Science

   John C. Stiska
   Chairman &                                      OFFICERS
   Chief Executive Officer
   Triton Group Ltd.                               Harve Filuk
                                                   Vice President
   Richard R. Tartre
   Managing Director,                              J. Gregory Kasun
   Eden Financial Group, Inc.                      President &
                                                   Chief Executive Officer
   Byron B. Webb, Jr.
   President,                                      Katrina L. Thompson
   La Jolla Savers & Mortgage                      Chief Financial Officer &
   Fund                                            Secretary

Exhibit 99
- ----------
Mission West Properties
Description of 1994 Annual Report
Page 3


Description of Annual Report back cover: repeat of photograph contained on front cover, covering 1/2 of the page. Text consists of the following Company data:

   MISSION WEST PROPERTIES
   6815 Flanders Drive
   Suite 250
   San Diego
   California  92121-3914
   619.450.3135
   FAX 619.450.1618